Exhibit 99.2

Alset EHome International Inc. Closes $32 Million Underwritten

Public Offering of Common Stock and Pre-Funded Warrants

BETHESDA, MD / ACCESSWIRE / July 30, 2021 / Alset EHome International Inc. (NASDAQ: AEI) (the “Group” or “Company”), a diversified holding company principally engaged through its subsidiaries in the development of EHome communities and other property development, financial services, digital transformation technologies, biohealth activities and consumer products, today announced that it has completed an underwritten public offering (the “Offering”) of 5,324,139 shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), at a price to the public of $2.12 per Share, and pre-funded warrants to purchase 9,770,200 shares of the Common Stock at a price of $2.11 per pre-funded warrant. The pre-funded warrants have an exercise price of $0.01 per share.

The Company raised gross proceeds of approximately $32 million from the Offering, before deducting underwriting discounts and commissions and estimated Offering expenses. In addition, the Company granted the underwriters a 45-day option to purchase additional shares of Common Stock, representing up to 15% of the number of the Shares and the shares underlying the pre-funded warrants sold in the base offering, solely to cover over-allotments, if any, which would increase the total gross proceeds of the Offering to approximately $36.8 million, if the over-allotment option is exercised in full.

Aegis Capital Corp. acted as sole book-running manager for the Offering.

The securities described above were offered by Alset EHome International Inc. pursuant to an effective registration statement on Form S-1 (No. 333-258139) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on July 27, 2021. A final prospectus (the “Prospectus”) describing the terms of the Offering has been filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the Prospectus may be obtained, when available, by contacting Aegis Capital Corp., Attention: Syndicate Department, 810 7th Avenue, 18th floor, New York, NY 10019, by email at syndicate@aegiscap.com, or by telephone at (212) 813-1010.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sales of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Alset EHome International Inc.

Alset EHome International Inc. is principally engaged in developing, selling, managing, and leasing residential properties in the United States, and may expand from residential properties to other property types. Currently, its two flagship developments are Alset at Black Oak situated in Magnolia, Texas, north of Houston and Ballenger Run situated in Frederick County, Maryland USA. Together with partners including NVR, Inc. and Rausch Coleman Homes, over 750 homes have already been delivered at these two projects.

Forward-Looking Statements

This press release includes statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, the exercise of the over-allotment option. For a discussion of the most significant risks and uncertainties associated with the Company’s business, please review our filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor & Public Relations Contact Info

Dave Gentry, CEO

Phone: 407-491-4498

Email: dave@redchip.com